Exhibit 1.1

BANCO SANTANDER, S.A.

(a company with limited liability organized under

the laws of The Kingdom of Spain)

U.S.$1,000,000,000 5.005% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2030

U.S.$1,000,000,000 5.624% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2034

UNDERWRITING AGREEMENT

August 18, 2026

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Deutsche Bank Securities Inc.

One Columbus Circle

New York, New York 10019

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Santander US Capital Markets LLC

437 Madison Avenue

New York, NY 10022

Standard Chartered Bank AG

TaunusTurm, Taunustor 1

60310 Frankfurt am Main

Germany

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the Several Underwriters

named on Schedule I hereto

Ladies and Gentlemen:

Banco Santander, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Bank”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in Schedule I hereto of the securities specified in Exhibit D hereto (the “Securities”) to be issued pursuant to the resolutions of the Bank’s Executive Committee approving the issuance of the Securities and the indenture dated April 15, 2026 (the “Base Indenture”) between the Bank and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”) as supplemented, with respect to the Securities, by a supplemental indenture to be dated on or about August 25, 2026, which together with the Base Indenture sets out the terms and rights of this particular issue of Securities (the “Second Supplemental Indenture” and the Base Indenture as supplemented, with respect to the Securities, by the Second Supplemental Indenture, and as further supplemented from time to time, the “Indenture”). Barclays Capital Inc., BMO Capital Markets Corp., Deutsche Bank Securities Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Santander US Capital Markets LLC, Standard Chartered Bank AG and Wells Fargo Securities, LLC, have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

The Bank has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (file number 333-293987), on Form F-3 relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Bank. The registration statement as amended to the date of this agreement (the “Agreement”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated March 4, 2026, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Bank to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Bank to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Base Prospectus as supplemented by the preliminary prospectus, together with the free writing prospectuses, if any, each identified in Exhibit E hereto, and intended for general distribution to prospective investors, and “road show” means any road show as defined in Rule 433(h) under the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms

“supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.	Representations and Warranties. The Bank represents and warrants to, and agrees with, each of the Underwriters that as of the date hereof:

(a)

The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Bank is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and the Bank has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)

Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder, (i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 3 below), the Time of Sale Prospectus, as then amended or supplemented by the Bank, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the

Prospectus based upon information relating to any Underwriter furnished to the Bank in writing by such Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)

The Bank is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Bank is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Bank complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the free writing prospectuses, if any, identified in Exhibit E hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Bank has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)	The Bank has been duly incorporated and is validly existing as a company with limited liability (sociedad anónima) in good standing under the laws of The Kingdom of Spain.

(e)

On or prior to the Closing Date, the Securities will be duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will constitute valid and legally binding obligations of the Bank, enforceable against the Bank in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equity principles; the Securities will be consistent with the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus, and such descriptions will conform to the rights set forth in the instruments defining the same.

(f)	This Agreement has been duly authorized, executed and delivered by the Bank.

(g)

On or prior to the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act, will have been duly authorized by the Bank and will constitute a valid and legally binding agreement of the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equity principles.

(h)

The execution and delivery of this Agreement and the Indenture, the issuance, delivery and sale of the Securities, the performance of this Agreement and compliance by the Bank, as applicable, with the terms of this Agreement, the Indenture and the terms of the Securities have been duly authorized by all necessary corporate action on the part of the Bank, as applicable, and, upon their execution and delivery, did not or, if applicable, will not result in any violation of the memorandum and articles of association (or similar constitutive documents) of the Bank and do not and will not conflict with, or breach, any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Bank is a party or by which it may be bound or to which any of its properties may be subject or (ii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Bank or any of the properties of either of them (except, in either case, for such conflicts, breaches or defaults that would not have a material adverse effect on the financial condition of the Bank and its subsidiaries considered as one enterprise, or on the earnings or business affairs of the Bank and its subsidiaries, considered as one enterprise).

(i)

No consent, approval, authorization or order of any governmental instrumentality or court is required for the consummation by the Bank of the transactions contemplated hereby, except (i) such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Securities, and (ii) such approvals as have been obtained. Notwithstanding the foregoing, on or after the Closing Date, the public deed of issuance (escritura de emisión) shall be registered with the Mercantile Registry of Santander.

(j)

Neither the Bank, nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Bank to facilitate the sale or resale of the Securities.

(k)

The preliminary prospectus filed with the Commission pursuant to Rule 424 under the Securities Act on August 18, 2026 complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(l)	The Bank maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(m)

The Bank is not, and after giving effect to the offer and sale of the Securities, will not be, required to register as an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(n)

The financial statements of the Bank and its consolidated subsidiaries, together with the related schedules, if any, (the “Financial Statements”) that have been included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Bank and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Bank and its consolidated subsidiaries for the periods specified; and said Financial Statements have been prepared in conformity with International

Financial Reporting Standards as issued by the International Accounting Standards Board (the “IFRS-IASB”). The supporting schedules, if any, included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in accordance with IFRS-IASB, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in accordance with IFRS-IASB, the information shown therein and have been compiled on a basis consistent with that of the Financial Statements incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(o)

The Bank acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Bank with respect to the offering of the Securities (including in connection with determining the terms of the offering contemplated by this Agreement) and not as an agent or fiduciary to the Bank or any other person. Additionally, the Underwriters are not advising the Bank or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Bank shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of such matters, and the Underwriters shall have no responsibility or liability to the Bank or any other person with respect to such matters. Any review by the Underwriters of the Bank, the transactions contemplated by this Agreement or any other due diligence review by the Underwriters in connection with such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Bank or any other person.

(p)

So long as certain conditions set forth in Law 10/2014, of June 26, on organization, supervision and solvency of credit institutions (Ley 10/2014, de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito, “Law 10/2014”) are met, any payments in respect of the Securities made by the Bank to a beneficial owner, who is not tax resident in Spain and does not operate with respect to the Securities through a permanent establishment in Spain, shall not be subject to taxation in Spain pursuant to Royal Legislative Decree 5/2004 of March 5, promulgating the consolidated text of the non-resident income tax law (Real Decreto Legislativo 5/2004, de 5 de marzo, por el que se aprueba el texto refundido de la Ley del Impuesto sobre la Renta de no Residentes), and no withholding tax on account of Spanish taxes shall be required on such payments, except that payments made to beneficial owners, who are not tax resident in Spain, where the Bank has not received from the paying agent certain information about the Securities will be subject to Spanish withholding tax at the applicable rate (currently 19%).

(q)

The payment obligations of the Bank in respect of principal under the Securities constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Bank and, in accordance with Additional Provision 14.2 of Law 11/2015 (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), upon the insolvency of the Bank, such payment obligations rank (i) pari passu among themselves and with any other unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Bank under Additional Provision 14.2 of Law 11/2015

(including the Securities) and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with such obligations (“Senior Non Preferred Liabilities”), (ii) junior to the unsubordinated and unsecured obligations (créditos ordinarios) of the Bank, other than the Senior Non Preferred Liabilities (the “Senior Higher Priority Liabilities”) (and, accordingly, upon the insolvency of the Bank, the payment obligations of the Bank in respect of principal under the Securities will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of the Bank in accordance with Article 281 of the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended or replaced from time to time (the “Spanish Insolvency Law”).

(r)

As of the date hereof, the Bank has not made, and will not make (without prior consent of the Representatives) any public offer of the Securities by means of Supplemental Offering Materials. For purposes of this Agreement, “Supplemental Offering Materials” means any “written communication” (within the meaning of the rules and regulations promulgated under the Securities Act) prepared by or on behalf of the Bank, or used or referred to by the Bank, that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than the free writing prospectuses identified in Exhibit E hereto, the Time of Sale Prospectus and the Prospectus), including, without limitation, any road show materials relating to the Securities that constitute such a written communication.

(s)

Under the laws of The Kingdom of Spain, neither the Bank, nor any of its revenues, assets or properties have any right of immunity from service of process or from the jurisdiction of competent courts of The Kingdom of Spain or the United States or the State of New York in connection with any suit, action or proceeding, attachment prior to judgment, attached in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Indenture and the Securities (together, the “Transaction Documents”).

(t)

The choice of the law of the State of New York as the governing law of the Transaction Documents, except for those sections or provisions which are subject to Spanish law as set forth in the Prospectus, is a valid, effective and irrevocable choice of law under the laws of The Kingdom of Spain. The Bank has the power to submit and, pursuant to the Transaction Documents to which it is a party, has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to any of the Transaction Documents, including with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court and has the power to designate, appoint and empower and pursuant to Section 13 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(u)

None of the Bank or any of its Significant Subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act (“Significant Subsidiaries”)), nor, to the knowledge of the Bank, any director, officer, agent, employee, affiliate or person acting on behalf of the Bank is currently the subject of any U.S. sanctions administered by the U.S. Department of State or the Office of Foreign Assets Control of the U.S. Treasury Department or any similar European, Spanish, U.K. or Brazilian sanctions administered by the European Union, Spain, the United Kingdom or Brazil (together, “Sanctions”), and the Bank is not located, organized or resident in a country or a territory that is the subject of such sanctions; and the Bank will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by the Bank to be currently the subject of any Sanctions or is in Iran, North Korea, Cuba, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Zaporizhzhia and Kherson, or in any other country or territory that, at the time of such funding is the subject of such sanctions, except to the extent permissible for a person required to comply with such Sanctions; nor will the Bank directly or indirectly use the transaction proceeds to contravene any Sanctions provided that this Section 1(u) shall only apply, and shall only be sought by the Underwriters, to the extent that it does not result in a breach and/or violation of any provision of (A) Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union) or (B) section 7 of the German Foreign Trade Ordinance (AWV) (Außenwirtschaftsverordnung) or any other applicable blocking or anti-boycott statute as it applies to German Underwriters only or (C) Council Regulation (EC) No 2271/96 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act of 2018 or any other similar blocking or anti-boycott law of the United Kingdom.

(v)

The operations of the Bank and its Significant Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the European Union, The Kingdom of Spain, the United Kingdom, Brazil, the United States and each State thereof and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any European, Spanish, U.K., Brazilian or U.S., as applicable, governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Bank, threatened (except for actions, suits or proceedings that are being or expected to be contested or appealed in good faith and which would not be material in the context of the issuance and sale of the Securities).

(w)

None of the Bank or any of its Significant Subsidiaries or, to the knowledge of the Bank, any director, officer, agent, employee of the Bank or any of the Bank’s Significant Subsidiaries (i) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act or any other anti-corruption law, rule or regulation of any locality that is applicable to the Bank (“applicable anti-corruption laws”) or (ii) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage. Each of the Bank and its Significant Subsidiaries has conducted its businesses in compliance with the FCPA, the U.K. Bribery Act and applicable anti-corruption laws and, to the knowledge of the Bank, its respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(x)

To the knowledge of the Bank and other than as set forth or contemplated in the Time of Sale Prospectus, there are no material legal or governmental proceedings pending or threatened involving the Bank or any of its subsidiaries and each of their properties.

(y)	PricewaterhouseCoopers Auditores, S.L. is an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations of the Commission.

(z)

The waiver of certain requirements under Rule 3-05 of Regulation S-X issued to the Bank by the Commission on June 14, 2017, a true copy of which has been provided to the Representatives, remains in effect as of the date of this Agreement and has not been rescinded or amended.

2.	Purchase and Sale.

(a)

Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Bank agrees to issue and sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Bank, the aggregate principal amount of Securities set forth opposite such Underwriter’s name on Schedule I hereto at a purchase price of: (i) 100.000% of the principal amount of the U.S.$1,000,000,000 5.005% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2030, and (ii) 100.000% of the principal amount of the U.S.$1,000,000,000 5.624% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2034. The Bank hereby agrees to pay a commission of: (i) 0.250% of the aggregate principal amount of the U.S.$1,000,000,000 5.005% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2030 (the “2030 Fixed-to-Fixed Underwriting Commission”), and (ii) 0.350% of the aggregate principal amount of the U.S.$1,000,000,000 5.624% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2034 (the “2034 Fixed-to-Fixed Underwriting

Commission” and together with the 2030 Fixed-to-Fixed Underwriting Commission, the “Underwriting Commissions”) to the Underwriters, in consideration of the Underwriters agreeing severally, and not jointly, to purchase the Securities from the Bank subject to, and in accordance with, the terms and conditions set forth in this Agreement. The Bank agrees that: (A)(i) 50.000% of such 2030 Fixed-to-Fixed Underwriting Commission will be paid to Santander US Capital Markets LLC; (ii) 47.000% of such 2030 Fixed-to-Fixed Underwriting Commission will be divided equally among the Representatives, excluding Santander US Capital Markets LLC; (iii) 3.000% of such 2030 Fixed-to-Fixed Underwriting Commission will be divided equally among the Co-Leads, and (B)(i) 50.000% of such 2034 Fixed-to-Fixed Underwriting Commission will be paid to Santander US Capital Markets LLC; (ii) 47.000% of such 2034 Fixed-to-Fixed Underwriting Commission will be divided equally among the Representatives, excluding Santander US Capital Markets LLC; (iii) 3.000% of such 2034 Fixed-to-Fixed Underwriting Commission will be divided equally among the Co-Leads. The total proceeds to the Bank in an amount of U.S.$ 1,994,200,000 (which is equal to U.S.$1,994,000,000 of proceeds, net of fees and commissions, plus U.S.$200,000 in reimbursable expenses) will be payable on the Closing Date concurrently with the settlement of the Securities or such other date as may be agreed by the Bank and the Representatives, by wire transfer of immediately available funds to an account identified in writing by August 24, 2026. For purposes of this Section 2(a), “Co-Leads” shall mean Bridgeway Securities Corp, Oversea-Chinese Banking Corporation Limited and Roberts & Ryan, Inc..

(b)

Payment of the Underwriting Commissions by the Bank to the Underwriters may be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by The Kingdom of Spain or any political subdivision or authority thereof or therein having power to tax, provided that the Underwriters are resident for tax purposes in a State with which The Kingdom of Spain has concluded a Tax Treaty for the Avoidance of Double Taxation which provides for a full exemption from Spanish taxes on business profits and are fully entitled to the benefits of said Tax Treaty and provided that (i) the Underwriters do not operate through a permanent establishment in Spain or through a non-cooperative jurisdiction for Spanish tax purposes (in the terms of the First Additional Provision of Law 36/2006, of 29 November, on prevention measures and actions against tax fraud, as amended through Law 11/2021, of 9 July, and as amended and restated from time to time, currently pursuant to the Order HFP/115/2023, of 9 February 2023, as modified by Order HAC/649/2026 of 21 June, and as amended, complemented and restated from time to time) and (ii) they provide the Bank, before the relevant payment is due or paid (whichever occurs first), with a valid certificate of tax residence which expressly states that each such Underwriter is resident for tax purposes in the relevant jurisdiction within the meaning of the applicable Tax Treaty for the Avoidance of Double Taxation (or, as the case may be, the equivalent document regulated under the order which further develops the applicable Tax Treaty for the Avoidance of Double Taxation) which is generally valid for one year from its date of issue. For the avoidance of doubt, if any of these conditions is not met by an Underwriter, the Bank will be entitled to deduct any withholding on account of income taxes applicable pursuant to law on the Underwriting Commissions payable to that Underwriter, and no additional amounts will be paid by the Bank in such a case to that Underwriter.

(c)

The Underwriters are not authorized to give any information or to make any representation in connection with the offering or sale of the Securities other than such information or representations consistent with the Time of Sale Prospectus and the Prospectus or otherwise approved in writing by the Bank.

(d)

Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under the EU Delegated Directive 2017/593 (the “EU Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the EU Product Governance Rules: (a) each of the Bank and Standard Chartered Bank AG (each, a “EU Manufacturer” and together the “EU Manufacturers”) acknowledges to the other EU Manufacturer that it understands the responsibilities conferred upon it under the EU Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities, and (b) the other parties to this Agreement note the application of the EU Product Governance Rules and acknowledge the target and distribution channels identified as applying to the Securities by the EU Manufacturers and the related information set out in the Prospectus in connection with the Securities.

3.

Delivery and Payment. The global certificates for the Securities to be purchased by the Underwriters hereunder shall be delivered by or on behalf of (and at the expense of) the Bank to or upon the order of Santander US Capital Markets LLC for the accounts of the several Underwriters against payment by the Underwriters of the purchase price therefor by wire transfer of immediately available funds, payable to or upon the order of the Bank, at the offices of Linklaters LLP at 1290 Avenue of the Americas, New York, NY 10104, at 10:00 a.m. New York time, on August 25, 2026 or such later date (not later than ten New York business days thereafter) as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Bank (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Payment for the Securities shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as the Representatives shall request in writing not later than two full New York business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Representatives duly paid by the Bank. The Bank agrees that delivery of the Securities will be made on the Closing Date through the book-entry facilities of The Depository Trust Company (the “Depositary”). Upon issuance, all Securities will be represented by one or more global certificates registered in the name of a nominee of the Depositary.

4.	Covenants and Agreements. The Bank agrees with each Underwriter that:

(a)

The Bank shall prepare and furnish to each Underwriter, without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) in a form approved by the Representatives, and will promptly furnish the Underwriters during the period mentioned in Section 4(d) or 4(e) below with copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement, in such quantities as the Underwriters may from time to time reasonably request, and will not publish any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus unless they have furnished a copy to the Representatives for review and, except as required by law, will not publish any such proposed amendment or supplement to which the Representatives reasonably object. If at any time prior to completion of the distribution of the Securities (as determined by the Representatives) any event occurs as a result of which the Registration Statement, the Time of Sale Prospectus or the Prospectus as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Bank will promptly so notify the Representatives and will prepare and furnish to the Representatives, subject to prior review as provided above, a reasonable number of copies of an amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus which will correct such statement or omission.

(b)

The Bank shall furnish to each Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Bank and not to use or refer to any proposed free writing prospectus to which an Underwriter reasonably objects.

(c)

Except as otherwise contemplated pursuant to this Agreement, the Bank shall not take any action that would result in an Underwriter or the Bank being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d)

If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e)

If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Bank) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f)	The Bank shall endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request.

(g)

The Bank shall make generally available to the Bank’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)

If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary, the Bank shall file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(i)

The Bank shall prepare final term sheets relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives and included herein as Exhibit D, and to file such final term sheets within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(j)

The Bank will use its reasonable efforts to effect, on or as soon as practicable after the Closing Date, and in no event more than 45 days following the Closing Date, the authorization of the Securities for listing on the New York Stock Exchange LLC (the “NYSE”), subject only to official notice of issuance. For so long as any of the Securities are outstanding, the Bank will use its commercially reasonable efforts to maintain the listing of the Securities, and will prepare, submit, furnish and publish (as appropriate) all such documents, instruments, information, advertisements and undertakings as may be necessary or advisable for such purposes.

(k)	The Bank will use its best efforts to ensure that the Securities qualify as debt instruments (instrumentos de deuda) under the First Additional Provision of Law 10/2014.

(l)

The Bank will use its best efforts to ensure that the public deed in respect of the Securities and disbursement minutes in respect of the Securities, if required, are registered in the Mercantile Registry of Santander within one month of the Closing Date.

(m)

The Bank will use its best efforts to comply at all times with the applicable requirements set out under Law 10/2014 in order to benefit from the tax treatment described in the First Additional Provision of Law 10/2014.

(n)

From the date hereof and continuing to and including the Closing Date, the Bank will not, without the Representatives’ prior written consent (which consent shall not be unreasonably withheld), offer, sell, contract to sell or otherwise dispose of in the United States any material amount of dollar-denominated debt securities issued or guaranteed by the Bank which both mature more than one year after such Closing Date and which are substantially similar to the Securities, except for the Bank’s customary deposit-raising activities.

(o)

The Bank confirms that this Agreement has been executed and delivered in the name of the Bank by a signatory authorized by the Executive Committee of the Bank and agrees that the Securities will be executed and delivered in the name of the Bank, manually or via facsimile, by a signatory authorized by the Executive Committee of the Bank.

5.

Conditions to the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Securities they have agreed to purchase hereunder on the Closing Date is subject to the accuracy of the representations and warranties of the Bank contained herein as of the date of this Agreement, at 3:25 p.m., New York City time, on August 18, 2026 or such other time as agreed by the Bank and the Representatives (the “Time of Sale”) and the Closing Date, to the accuracy of the statements of the Bank made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, to the performance by the Bank of its obligations hereunder, and to the following further conditions:

(a)

Each of the Underwriters, Davis Polk & Wardwell LLP, U.S. counsel for the Bank, and Linklaters LLP, U.S. counsel for the Underwriters, shall have completed their respective due diligence investigations in accordance with procedures customary for a transaction such as the offering of the Securities pursuant to the terms and conditions of this Agreement.

(b)

At the Closing Date, (i) since the date of the latest balance sheet included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, there shall not have been any material adverse change (other than as set forth in or contemplated in the Time of Sale Prospectus or the Prospectus) in the financial condition or in the earnings, affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (ii) the Bank shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) the representations and warranties of the Bank set forth in Section 1 shall be accurate in all material respects as though expressly made at and as of the Closing Date. At the Closing Date, the Representatives shall have received a certificate, dated as of the Closing Date, from the Bank signed by the principal financial or accounting officer of the Bank, certifying, the matters set forth in clauses (i), (ii) and (iii) of this Section 5(b).

(c)	At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of the internal counsel to the Bank, substantially in the form set forth in Exhibit A.

(d)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Uría Menéndez Abogados, S.L.P., Spanish counsel to the Bank, substantially in the form set forth in Exhibit B.

(e)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Davis Polk & Wardwell LLP, U.S. counsel to the Bank, substantially in the form set forth in Exhibit C.

(f)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Linklaters, S.L.P., Spanish counsel to the Underwriters, as to such matters as the Representatives may reasonably request.

(g)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Linklaters LLP, U.S. counsel to the Underwriters, as to such matters as the Representatives may reasonably request.

(h)

On the date hereof, the Representatives shall have received from PricewaterhouseCoopers Auditores, S.L. a letter dated such date, to the effect that (i) it is an independent accountant with respect to the Bank and its subsidiaries within the meaning of the Securities Act; (ii) it is its opinion that the Financial Statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus and covered by its opinion therein comply as to form in all material respects, except as stated in such report, with the applicable accounting requirements of the Securities Act for foreign private issuers; (iii) nothing has come to its attention that any Financial Statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus and not covered by its opinion do not comply as to form in all material respects with the accounting requirements of the Securities Act for foreign private issuers; (iv) based upon limited procedures set forth in detail in such letter, nothing has come to its attention which causes it to believe that at a specified date not more than three New York business days prior to the date of such letter, there was any decrease in the capital stock, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Time of Sale Prospectus and the Prospectus; and (v) in addition to the examination referred to in its opinion and the limited procedures referred to in clause (iv) above, it has carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Time of Sale Prospectus and the Prospectus and which are specified by the Representatives, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Bank and its subsidiaries identified in such letter. At the Closing Date, the Representatives shall have received a letter from PricewaterhouseCoopers Auditores, S.L., dated as of the Closing Date, confirming the information given in its letter dated the date of the Time of Sale Prospectus and the Prospectus.

(i)	The Securities shall be eligible for clearance and settlement through the Depositary.

(j)

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Representatives on notice to the Bank at any time at or prior to the Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 6 herein. Notwithstanding any such termination, the provisions of Sections 7, 8, 9, 13 and 14 herein shall remain in effect.

6.	Payment of Expenses.

(a)

The Bank will, except as set forth in subsection (b) below, pay and bear all costs and expenses incident to the performance of the Bank’s obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, or used by or referred to by the Bank, and any amendments or supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), (ii) the preparation and distribution of this Agreement and the Indenture, (iii) the preparation and delivery of the Securities, (iv) the fees and disbursements of the counsel and accountants for the Bank (other than the cost of the comfort letters provided by PricewaterhouseCoopers Auditores, S.L., dated as of the Time of Sale and the Closing Date), (v) the costs and charges of the Trustee incurred in connection with the transactions contemplated in this Agreement, (vi) all costs and expenses incurred by the Bank in connection with any road show conducted in connection with the transaction contemplated by this Agreement and (vii) all initial and on-going expenses and listing fees in connection with the listing of the Securities on the NYSE.

(b)

Notwithstanding subsection (a) above, each Underwriter, individually and not jointly, agrees to pay severally on a pro rata basis (i) the fees and disbursements of U.S. and Spanish counsels to the Underwriters, (ii) the cost of the comfort letters provided by PricewaterhouseCoopers Auditores, S.L., dated as of the Time of Sale and the Closing Date and (iii) all costs and expenses incurred by the Underwriters in connection with any road show conducted in connection with the transaction contemplated by this Agreement. For the avoidance of doubt, no Underwriter will be liable for any initial or on-going expenses after payment has been made in accordance with this Section 6 and each amount identified in this Section 6(b) (i), (ii) and (iii) above will be divided pro rata among each Underwriter based on the percentage of the total Underwriting Commissions received by each Underwriter.

7.	Indemnification.

(a)

The Bank agrees to indemnify and hold harmless each Underwriter and its directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus), any free writing prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Bank, which consent shall not be unreasonably withheld; and (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Bank by the Underwriters expressly for use in the Time of Sale Prospectus or the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus), any free writing prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof).

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank, and its directors, officers and each person, if any, who controls the Bank, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus and the Prospectus), any free writing prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials, in each case in reliance upon and in conformity with information furnished in writing to the Bank by such Underwriter expressly for use in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus and the Prospectus), any free writing prospectus, any road show slides used in a road show conducted in connection with the transaction contemplated by this Agreement or any Supplemental Offering Materials (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof).

(c)

Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

8.

Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Bank, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Bank and the Underwriters, as incurred, in such proportions that (a) the Underwriters are responsible for that portion represented by the percentage that the total discounts and commissions received by the Underwriters bears to the aggregate offering price of the Securities and (b) the Bank is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as an Underwriter, and each director of the Bank and each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Bank. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of the Securities set forth opposite their respective names in Schedule I hereto and not joint.

9.

Representations and Indemnities to Survive. The representations, warranties, indemnities, agreements and other statements of the Underwriters and the Bank and their officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Bank or the Underwriters or controlling persons and will survive delivery of and payment for the Securities.

10.	Termination of Agreement.

(a)

The Representatives may terminate this Agreement, by notice to the Bank, at any time at or prior to the Closing Date (i) if there has been, since the date hereof, any material adverse change (otherwise than as set forth in or contemplated by the Time of Sale Prospectus or the Prospectus) in the financial condition or in the earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if, since the execution and delivery of this Agreement (A) there has occurred any outbreak or escalation of hostilities or other calamity or crisis, including, without limitation, an act of terrorism, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or (B) trading in any securities of the Bank has been suspended by the Commission, the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores) or the NYSE, or if trading generally on the NYSE or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by such exchange or by order of the Commission, or any other governmental authority, or (C) a banking moratorium has been declared by Spanish, U.S. or New York authorities, or (D) there has occurred any change or any development involving a prospective change in national or international political, financial or economic conditions or exchange controls which, in the judgment of the Representatives, is likely to have a material adverse effect on the market for the Securities, or (E) any rating of the Bank’s debt securities shall have been lowered by Moody’s Investors Service Inc., Fitch Ratings, Inc. or S&P Global Ratings, or any of such rating agencies have publicly announced it has under surveillance or review with possible negative implications any rating of the Bank’s debt securities (provided, however, that this clause (E) shall not apply if a lowering of any such rating or any such public announcement occurs as a result of the lowering of any rating by any such rating agency of obligations of The Kingdom of Spain or as a result of a public announcement by any such rating agency that it has under surveillance or review with possible negative implications obligations of The Kingdom of Spain), or (F) there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Depositary. The Representatives agree that they will notify the Bank of the occurrence of any event described in clauses (A) through (F) as soon as they shall become aware of such occurrence.

(b)

If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party, except to the extent provided in Section 6. Notwithstanding any such termination, the provisions of Sections 6, 7, 8, 9, 13 and 14 shall remain in effect.

11.

Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the following addresses:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Deutsche Bank Securities Inc.

One Columbus Circle

New York, New York 10019

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Attention: General Counsel

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Telephone: +1 (866) 271-7403

Attention: Debt Capital Markets

Email: BA_DCM_Notices@mizuhogroup.com

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Telephone: +1 (212) 761-6691

Fax: +1 (212) 507-8999

Attention: Investment Banking Division

Santander US Capital Markets LLC

437 Madison Avenue

New York, NY 10022

Attention: Debt Capital Markets

Email: DCMAmericas@santander.us

Standard Chartered Bank AG

TaunusTurm, Taunustor 1

60310 Frankfurt am Main

Germany

Email: SCBCapitalMarketsNotice@sc.com

Attention: Capital Markets

Telephone: +49 (0) 69 770 750 304 / + 33 1 53 75 83 00

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

Notices to the Bank shall be directed to it at:

Banco Santander, S.A. (Grupo Santander)

Ciudad Grupo Santander

Avda. de Cantabria s/n

Edificio Encinar, planta 1

28660 Boadilla del Monte

Madrid

Spain

Attention: División Financiera

Fax: +34 91 257 2059

12.

Parties. This Agreement is made solely for the benefit of the Underwriters and the Bank and, to the extent expressed, any person controlling the Bank or the Underwriters, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from the Underwriters of the Securities.

13.

Submission to Jurisdiction. The parties irrevocably submit only to the jurisdiction of (i) any Federal or State court in the Borough of Manhattan, The City of New York, New York; (ii) the courts of European Union member states and states that are parties to the Lugano II Convention and which have jurisdiction pursuant to the Brussels Ia Regulation and/or the Lugano II Convention, and (iii) the courts of England and Wales, the provinces and territories of Canada and the Hong Kong Special Administrative Region of the People’s Republic of China, in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waive, to the extent they may effectively do so, any objection they may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such courts and agree that they will not bring or support any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other forum.

The Bank has irrevocably appointed Banco Santander, S.A., New York Branch as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any Federal or State court in the Borough of Manhattan, The City of New York, New York. The Bank represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Bank agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank, as the case may be, shall be deemed, in every respect, effective service of process upon the Bank.

As used in this Section 13:

“Lugano II Convention” means the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, signed on 30 October 2007.

“Brussels Ia Regulation” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

14.

Judgment Currency. The Bank agrees to indemnify each of the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which each Underwriter is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by each Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of each Underwriter and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The parties hereto agree that, to the fullest extent permitted by law, the “rate of exchange” used shall be the rate at which, in accordance with normal banking procedures, each Underwriter could purchase such Judgment Currency in The City of New York on the business day preceding that on which final judgment is given. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

15.

Default by One of the Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on the Closing Date, the Underwriters may make arrangements satisfactory to the Bank for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Securities with respect to which such default or defaults occur exceeds 10% of the total number of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Bank for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Bank, except as provided in Sections 7 and 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 15. Nothing herein will relieve a defaulting Underwriter from liability for its default.

16.

Underwriters’ Information. Each of the Bank and the Underwriters acknowledge and agree, for the purposes of this Agreement, that the only information that the Underwriters have furnished to the Bank expressly for use in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus), free writing prospectuses or any Supplemental Offering Materials are the respective names of the Underwriters and the information set forth under the heading “Underwriting (Conflicts of Interest) — Stabilization Transactions and Short Sales” in the Time of Sale Prospectus and the Prospectus.

17.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.

Recognition of bail-in. Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Bank and the Underwriters, each Underwriter acknowledges, accepts, and agrees to be bound by, to the extent that the relevant exercise of the Bail-in Power by the Relevant Resolution Authority is permitted by the law and regulation applicable in Spain:

(a)

the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority in relation to any BRRD Liability of the Bank to such Underwriter under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (2) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Bank or another person, and the issue to or conferral on such Underwriter of such shares, securities or obligations; (3) the cancellation of the BRRD Liability; and (4) the amendment or alteration of any interest, if applicable, thereon, the maturity, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Power by the Relevant Resolution Authority.

As used in this Section 18:

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in The Kingdom of Spain, relating to (i) the transposition of the BRRD (as defined herein), including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to Law 11/2015, RD 1012/2015 (as defined herein) and any other implementing regulations), (ii) the SRM Regulation (as defined herein) and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (as defined herein) (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“BRRD Liability” means any liability, commitment, duty, responsibility or other obligation arising from, or related to, the Agreement which may be subject to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Law 11/2015” means Law 11/2015, of June 18, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of November 6, implementing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in The Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015, and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

19.

Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.

Recognition of Financial Services and Markets (Resolution of Financial Institutions) Regulations 2024. Notwithstanding anything to the contrary in, and to the exclusion of any other term or condition of, this Agreement or any other agreement, arrangement, or understanding, each party to this Agreement agrees, in accordance with regulation 33 of the FSM Regulations, to be bound by:

(a)	section 92 of the FSM Act; and

(b)	any suspension of the exercise of any termination right in this Agreement made by the MAS under section 93 of the FSM Act,

in relation to the qualifying pertinent financial institution or its subsidiary relating to this Agreement to the extent required by and in accordance with the FSM Regulations.

This Clause 20 shall be interpreted in accordance with the FSM Regulations and the FSM Act.

For the purposes of this Clause 20:

“FSM Act” shall mean the Financial Services and Markets Act 2022 of Singapore.

“FSM Regulations” shall mean the Financial Services and Markets (Resolution of Financial Institutions) Regulations 2024 of Singapore.

“MAS” shall mean the Monetary Authority of Singapore.

“qualifying pertinent financial institution” means a bank that is incorporated in Singapore and to which a direction is issued under section 52(1) of the FSM Act.

“termination right” shall have the meaning set out in section 91 of the FSM Act.

21.

Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Bank, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22.

Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23.

Entire Agreement; Amendment. This Agreement supersedes all prior agreements and undertakings, both written and oral, of the parties hereto, or any of them, with respect to the subject matter hereof and constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, amended or modified except in writing signed by each party to be bound hereby.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Bank and the Underwriters in accordance with its terms.

Very truly yours,

BANCO SANTANDER, S.A.

By	/s/ Juan Urigoen Irusta
Name: Juan Urigoen Irusta
Title: Authorized Signatory

[The rest of this page is intentionally left blank]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BARCLAYS CAPITAL INC.

By	/s/ Maggie Daniels Flint
Name: Maggie Daniels Flint
Title: Director

UA Signature Page for Barclays Capital Inc.

BMO CAPITAL MARKETS CORP.

By	/s/ Zain Leela
Name: Zain Leela
Title: Managing Director, Head of US FIG DCM

UA Signature Page for BMO Capital Markets Corp.

DEUTSCHE BANK SECURITIES INC.

By	/s/ Brendan Murphy
Name: Brendan Murphy
Title: Managing Director, Head of US IG Syndicate, DBSI

By	/s/ Christopher J. Kulusic
Name: Christopher J. Kulusic
Title: Managing Director, DBSI

UA Signature Page for Deutsche Bank Securities Inc.

JEFFERIES LLC

By	/s/ David DiNanno
Name: David DiNanno
Title: Managing Director

UA Signature Page for Jefferies LLC

MIZUHO SECURITIES USA LLC

By	/s/ Robert Fahrbach
Name: Robert Fahrbach
Title: Managing Director

UA Signature Page for Mizuho Securities USA LLC

MORGAN STANLEY & CO. LLC

By	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Managing Director

UA Signature Page for Morgan Stanley & Co. LLC

SANTANDER US CAPITAL MARKETS LLC

By	/s/ Richard Zobkiw
Name: Richard Zobkiw
Title: Executive Director

UA Signature Page for Santander US Capital Markets LLC

STANDARD CHARTERED BANK AG

By	/s/ David Mackay
Name: David Mackay
Title: Executive Director, Debt Capital Markets AG

By	/s/ Christopher Mackel
Name: Christopher Mackel, Director
Title: Debt Capital Markets AG

UA Signature Page for Standard Chartered Bank AG

Wells Fargo Securities, LLC

By	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

UA Signature Page for Standard Chartered Bank AG

SCHEDULE I

Name of Underwriter	Principal Amount of U.S.$1,000,000,000 5.005% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2030
Barclays Capital Inc.	$52,200,000
BMO Capital Markets Corp.	$52,200,000
Deutsche Bank Securities Inc.	$52,200,000
Jefferies LLC	$52,200,000
Mizuho Securities USA LLC	$52,200,000
Morgan Stanley & Co. LLC	$52,200,000
Santander US Capital Markets LLC	$552,400,000
Standard Chartered Bank AG	$52,200,000
Wells Fargo Securities, LLC	$52,200,000
Bridgeway Securities Corp	$10,000,000
Oversea-Chinese Banking Corporation Limited	$10,000,000
Roberts & Ryan, Inc.	$10,000,000
Total	$1,000,000,000

Schedule I-1

Name of Underwriter	Principal Amount of U.S.$1,000,000,000 5.624% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2034
Barclays Capital Inc.	$52,200,000
BMO Capital Markets Corp.	$52,200,000
Deutsche Bank Securities Inc.	$52,200,000
Jefferies LLC	$52,200,000
Mizuho Securities USA LLC	$52,200,000
Morgan Stanley & Co. LLC	$52,200,000
Santander US Capital Markets LLC	$552,400,000
Standard Chartered Bank AG	$52,200,000
Wells Fargo Securities, LLC	$52,200,000
Bridgeway Securities Corp	$10,000,000
Oversea-Chinese Banking Corporation Limited	$10,000,000
Roberts & Ryan, Inc.	$10,000,000
Total	$1,000,000,000

Schedule I-2

EXHIBIT A

FORM OF OPINION OF INTERNAL COUNSEL

[Attached]

A-1

EXHIBIT B

FORM OF OPINION OF URÍA MENÉNDEZ ABOGADOS, S.L.P.

[Attached]

B-1

EXHIBIT C

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP

[Attached]

C-1

EXHIBIT D

PRICING TERM SHEETS

PRICING TERM SHEET

U.S.$1,000,000,000 5.005% SENIOR NON PREFERRED FIXED-TO-FIXED RATE NOTES DUE 2030 (THE “SNP 2030 FIXED-TO-FIXED RATE NOTES”)

Issuer:	Banco Santander, S.A.

Series Number:	SNP-273

Issuer Ratings*:	A1 (Stable) / A+ (Stable) / A+ (Stable) by Moody’s / S&P / Fitch

Expected Notes Ratings*:	Baa1 / A- / A (Moody’s / S&P / Fitch)

Status:	Senior Non Preferred

Principal Amount:	U.S.$1,000,000,000

Form of Issuance:	SEC Registered

Pricing Date:	August 18, 2026

Settlement Date**:	August 25, 2026 (T+5)

Maturity Date:	August 25, 2030

Optional Redemption Date:	August 25, 2029

Benchmark Treasury:	4.250% UST due August 15, 2029

Benchmark Treasury Yield:	4.255%

Spread to Benchmark Treasury:	T+75 bps

Re-offer Yield:	5.005%

Price to Public:	100.000% of the Principal Amount

Redemption Price:	100.000%

Underwriting Discount / Commission:	0.250%

Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.750% (U.S.$997,500,000). This amount is before deducting other expenses incurred in connection with this offering. Additionally, the Underwriters have agreed to reimburse the Issuer for $200.000 of such expenses.

Initial Fixed Rate:	From, and including, August 25, 2026 to, but excluding, the Reset Date at the rate of 5.005% per annum, payable semi-annually in arrears.

Reset Fixed Rate:	From, and including, the Reset Date to, but excluding, the Maturity Date at a fixed rate equal to the U.S. Treasury Rate (as defined in the prospectus supplement) as of the Reset Determination Date (as defined below), plus 0.750% per annum, payable semi-annually in arrears.

Interest Payment Dates:	Each August 25 and February 25, commencing on February 25, 2027 up to and including the Maturity Date or any date of earlier redemption.

Day Count Fraction:	30/360 (following, unadjusted)

Optional Early Redemption (Call):	The Issuer may redeem the SNP 2030 Fixed-to-Fixed Rate Notes in whole (but not in part) in its sole discretion on the Optional Redemption Date as specified in the prospectus supplement.

Early Redemption for TLAC/MREL Disqualification Event:	Applicable as specified in the prospectus supplement

Early Redemption for Taxation Reasons:	Applicable as specified in the prospectus supplement

Clean-up Redemption:	Applicable as specified in the prospectus supplement

Substitution and Variation:	Applicable as specified in the prospectus supplement

Business Days:	New York City, London and T2

Reset Determination Date:	The second Business Day immediately preceding the Reset Date

Reset Date:	August 25, 2029

Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof

Listing:	New York Stock Exchange

Trustee, Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch

Governing Law, Submission to Jurisdiction:	The Base Indenture, the Second Supplemental Indenture and the SNP 2030 Fixed-to-Fixed Rate Notes will be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except that certain provisions of the SNP 2030 Fixed-to-Fixed Rate Notes, the Base Indenture and the Second Supplemental Indenture relating to the ranking of the SNP 2030 Fixed-to-Fixed Rate Notes shall be governed by and construed in accordance with Spanish law, and except that the authorization and execution of the SNP 2030 Fixed-to-Fixed Rate Notes, the Base Indenture and the Second Supplemental Indenture shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of Banco Santander and the Trustee, as the case may be.

The Issuer, the Trustee and the holders of the SNP 2030 Fixed-to-Fixed Rate Notes (by their acceptance of the SNP 2030 Fixed-to-Fixed Rate Notes) irrevocably submit only to the jurisdiction of (i) any Federal or State court in the Borough of Manhattan, The City of New York, New York and (ii) the courts of European Union member states and states that are parties to the Lugano II Convention and which have jurisdiction pursuant to the Brussels Ia Regulation and/or the Lugano II Convention, in any suit, action or proceeding arising out of or relating to the SNP 2030 Fixed-to-Fixed Rate Notes, the Base Indenture, the Second Supplemental Indenture or the transactions contemplated thereby. The Issuer, the Trustee and the holders of the SNP 2030 Fixed-to-Fixed Rate Notes (by their acceptance of the SNP 2030 Fixed-to-Fixed Rate Notes) irrevocably and unconditionally waive, to the extent they may effectively do so, any objection they may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such courts and agree that they will not bring or support any suit, action or proceeding arising out of or relating to the SNP 2030 Fixed-to-Fixed Rate Notes, the Base Indenture, the Second Supplemental Indenture or the transactions contemplated thereby in any other forum.

“Brussels Ia Regulation” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

“Lugano II Convention” means the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, signed on 30 October 2007.

Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any SNP 2030 Fixed-to-Fixed Rate Notes, each holder (including each holder of a beneficial interest in the SNP 2030 Fixed-to-Fixed Rate Notes) acknowledges, accepts, consents and agrees to be bound by the terms of the SNP 2030 Fixed-to-Fixed Rate Notes related to the exercise of the Spanish Bail-In Power.

Waiver of set-off:	Applicable as specified in the prospectus supplement.

Risk Factors:	Investors should read the information under the heading “Risk Factors” in the preliminary prospectus supplement dated August 18, 2026.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the SNP 2030 Fixed-to-Fixed Rate Notes by U.S. investors, see “Taxation - U.S. Federal Income Tax Considerations” in the preliminary prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.

Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The SNP 2030 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.

Conflict of Interest:	Santander US Capital Markets LLC is a subsidiary of Banco Santander, S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the SNP 2030 Fixed-to-Fixed Rate Notes will comply with the applicable requirements of FINRA Rule 5121.

CUSIP / ISIN:	05971KAZ2 / US05971KAZ21

Sole Global Coordinator:	Santander US Capital Markets LLC

Joint Active Managers:

Barclays Capital Inc.

BMO Capital Markets Corp.

Deutsche Bank Securities Inc.

Jefferies LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

Santander US Capital Markets LLC

Standard Chartered Bank AG

Wells Fargo Securities, LLC

Co-Leads:	Bridgeway Securities Corp Oversea-Chinese Banking Corporation Limited*** Roberts & Ryan, Inc.

*

Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the SNP 2030 Fixed-to-Fixed Rate Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**

It is expected that delivery of the SNP 2030 Fixed-to-Fixed Rate Notes will be made against payment therefor on or about August 25, 2026, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the SNP 2030 Fixed-to-Fixed Rate Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the SNP 2030 Fixed-to-Fixed Rate Notes initially settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

***

Oversea-Chinese Banking Corporation Limited is restricted in its securities dealings in the United States and will not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, OCBC shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. OCBC shall offer and sell the Securities constituting part of its allotment solely outside the United States.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Barclays Capital Inc. by calling toll free 1-888-603-5847, BMO Capital Markets Corp. by telephone at 1-888-200-0266, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, Jefferies LLC by calling toll free 1-877-877-0696, Mizuho Securities USA LLC by calling toll free 1-866-271-7403, Morgan Stanley & Co. LLC by calling toll free 1-866-718-1649, Santander US Capital Markets LLC by calling toll free 1-855-403-3636, Standard Chartered Bank AG by calling +44 207-885-5739 and Wells Fargo Securities, LLC by calling 1-800-645-3751.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The SNP 2030 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the SNP 2030 Fixed-to-Fixed Rate Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the SNP 2030 Fixed-to-Fixed Rate Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The SNP 2030 Fixed-to-Fixed Rate Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the SNP 2030 Fixed-to-Fixed Rate Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the SNP 2030 Fixed-to-Fixed Rate Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the SNP 2030 Fixed-to-Fixed Rate Notes has led to the conclusion that: (i) the target market for the SNP 2030 Fixed-to-Fixed Rate Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the SNP 2030 Fixed-to-Fixed Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2030 Fixed-to-Fixed Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the SNP 2030 Fixed-to-Fixed Rate Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the SNP 2030 Fixed-to-Fixed Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MIFIR PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the SNP 2030 Fixed-to-Fixed Rate Notes has led to the conclusion that: (i) the target market for the SNP 2030 Fixed-to-Fixed Rate Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients only, as defined in Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the SNP 2030 Fixed-to-Fixed Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2030 Fixed-to-Fixed Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in Regulation (EU) No. 2017/565 as it forms part of the domestic law of the UK by virtue of the EUWA). Any person subsequently offering, selling or recommending the SNP 2030 Fixed-to-Fixed Rate Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the SNP 2030 Fixed-to-Fixed Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the SNP 2030 Fixed-to-Fixed Rate Notes or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.

PRICING TERM SHEET

U.S.$1,000,000,000 5.624% SENIOR NON PREFERRED FIXED-TO-FIXED RATE NOTES DUE 2034 (THE “SNP 2034 FIXED-TO-FIXED RATE NOTES”)

Issuer:	Banco Santander, S.A.

Series Number:	SNP-274

Issuer Ratings*:	A1 (Stable) / A+ (Stable) / A+ (Stable) by Moody’s / S&P / Fitch

Expected Notes Ratings*:	Baa1 / A- / A (Moody’s / S&P / Fitch)

Status:	Senior Non Preferred

Principal Amount:	U.S.$1,000,000,000

Form of Issuance:	SEC Registered

Pricing Date:	August 18, 2026

Settlement Date**:	August 25, 2026 (T+5)

Maturity Date:	August 25, 2034

Optional Redemption Date:	August 25, 2033

Benchmark Treasury:	4.375% UST due July 31, 2033

Benchmark Treasury Yield:	4.524%

Spread to Benchmark Treasury:	T+110 bps

Re-offer Yield:	5.624%

Price to Public:	100.000% of the Principal Amount

Redemption Price:	100.000%

Underwriting Discount / Commission:	0.350%

Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.650% (U.S.$996,500,000). This amount is before deducting other expenses incurred in connection with this offering.

Initial Fixed Rate:	From, and including, August 25, 2026 to, but excluding, the Reset Date at the rate of 5.624% per annum, payable semi-annually in arrears.

Reset Fixed Rate:	From, and including, the Reset Date to, but excluding, the Maturity Date at a fixed rate equal to the U.S. Treasury Rate (as defined in the prospectus supplement) as of the Reset Determination Date (as defined below), plus 1.100% per annum, payable semi-annually in arrears.

Interest Payment Dates:	Each August 25 and February 25, commencing on February 25, 2027 up to and including the Maturity Date or any date of earlier redemption.

Day Count Fraction:	30/360 (following, unadjusted)

Optional Early Redemption (Call):	The Issuer may redeem the SNP 2034 Fixed-to-Fixed Rate Notes in whole (but not in part) in its sole discretion on the Optional Redemption Date as specified in the prospectus supplement.

Early Redemption for TLAC/MREL Disqualification Event:	Applicable as specified in the prospectus supplement

Early Redemption for Taxation Reasons:	Applicable as specified in the prospectus supplement

Clean-up Redemption:	Applicable as specified in the prospectus supplement

Substitution and Variation:	Applicable as specified in the prospectus supplement

Business Days:	New York City, London and T2

Reset Determination Date:	The second Business Day immediately preceding the Reset Date

Reset Date:	August 25, 2033

Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof

Listing:	New York Stock Exchange

Trustee, Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch

Governing Law, Submission to Jurisdiction:	The Base Indenture, the Second Supplemental Indenture and the SNP 2034 Fixed-to-Fixed Rate Notes will be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except that certain provisions of the SNP 2034 Fixed-to-Fixed Rate Notes, the Base Indenture and the Second Supplemental Indenture relating to the ranking of the SNP 2034 Fixed-to-Fixed Rate Notes shall be governed by and construed in accordance with Spanish law, and except that the authorization and execution of the SNP 2034 Fixed-to-Fixed Rate Notes, the Base Indenture and the Second Supplemental Indenture shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of Banco Santander and the Trustee, as the case may be.

The Issuer, the Trustee and the holders of the SNP 2034 Fixed-to-Fixed Rate Notes (by their acceptance of the SNP 2034 Fixed-to-Fixed Rate Notes) irrevocably submit only to the jurisdiction of (i) any Federal or State court in the Borough of Manhattan, The City of New York, New York and (ii) the courts of European Union member states and states that are parties to the Lugano II Convention and which have jurisdiction pursuant to the Brussels Ia Regulation and/or the Lugano II Convention, in any suit, action or proceeding arising out of or relating to the SNP 2034 Fixed-to-Fixed Rate Notes, the Base Indenture, the Second Supplemental Indenture or the transactions contemplated thereby. The Issuer, the Trustee and the holders of the SNP 2034 Fixed-to-Fixed Rate Notes (by their acceptance of the SNP 2034 Fixed-to-Fixed Rate Notes) irrevocably and unconditionally waive, to the extent they may effectively do so, any objection they may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such courts and agree that they will not bring or support any suit, action or proceeding arising out of or relating to the SNP 2034 Fixed-to-Fixed Rate Notes, the Base Indenture, the Second Supplemental Indenture or the transactions contemplated thereby in any other forum.

“Brussels Ia Regulation” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

“Lugano II Convention” means the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, signed on 30 October 2007.

Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any SNP 2034 Fixed-to-Fixed Rate Notes, each holder (including each holder of a beneficial interest in the SNP 2034 Fixed-to-Fixed Rate Notes) acknowledges, accepts, consents and agrees to be bound by the terms of the SNP 2034 Fixed-to-Fixed Rate Notes related to the exercise of the Spanish Bail-In Power.

Waiver of set-off:	Applicable as specified in the prospectus supplement.

Risk Factors:	Investors should read the information under the heading “Risk Factors” in the preliminary prospectus supplement dated August 18, 2026.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the SNP 2034 Fixed-to-Fixed Rate Notes by U.S. investors, see “Taxation - U.S. Federal Income Tax Considerations” in the preliminary prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.

Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The SNP 2034 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.

Conflict of Interest:	Santander US Capital Markets LLC is a subsidiary of Banco Santander, S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the SNP 2034 Fixed-to-Fixed Rate Notes will comply with the applicable requirements of FINRA Rule 5121.

CUSIP / ISIN:	05971KBA6 / US05971KBA60

Sole Global Coordinator:	Santander US Capital Markets LLC

Joint Active Managers:

Barclays Capital Inc.

BMO Capital Markets Corp.

Deutsche Bank Securities Inc.

Jefferies LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

Santander US Capital Markets LLC

Standard Chartered Bank AG

Wells Fargo Securities, LLC

Co-Leads:	Bridgeway Securities Corp Oversea-Chinese Banking Corporation Limited*** Roberts & Ryan, Inc.

*

Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the SNP 2034 Fixed-to-Fixed Rate Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**

It is expected that delivery of the SNP 2034 Fixed-to-Fixed Rate Notes will be made against payment therefor on or about August 25, 2026, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the SNP 2034 Fixed-to-Fixed Rate Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the SNP 2034 Fixed-to-Fixed Rate Notes initially settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

***

Oversea-Chinese Banking Corporation Limited is restricted in its securities dealings in the United States and will not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, OCBC shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. OCBC shall offer and sell the Securities constituting part of its allotment solely outside the United States.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Barclays Capital Inc. by calling toll free 1-888-603-5847, BMO Capital Markets Corp. by telephone at 1-888-200-0266, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, Jefferies LLC by calling toll free 1-877-877-0696, Mizuho Securities USA LLC by calling toll free 1-866-271-7403, Morgan Stanley & Co. LLC by calling toll free 1-866-718-1649, Santander US Capital Markets LLC by calling toll free 1-855-403-3636, Standard Chartered Bank AG by calling +44 207-885-8888 and Wells Fargo Securities, LLC by calling 1-800-645-3751.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The SNP 2034 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the SNP 2034 Fixed-to-Fixed Rate Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the SNP 2034 Fixed-to-Fixed Rate Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The SNP 2034 Fixed-to-Fixed Rate Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the SNP 2034 Fixed-to-Fixed Rate Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the SNP 2034 Fixed-to-Fixed Rate Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the SNP 2034 Fixed-to-Fixed Rate Notes has led to the conclusion that: (i) the target market for the SNP 2034 Fixed-to-Fixed Rate Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the SNP 2034 Fixed-to-Fixed Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2034 Fixed-to-Fixed Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the SNP 2034 Fixed-to-Fixed Rate Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the SNP 2034 Fixed-to-Fixed Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MIFIR PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the SNP 2034 Fixed-to-Fixed Rate Notes has led to the conclusion that: (i) the target market for the SNP 2034 Fixed-to-Fixed Rate Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients only, as defined in Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the SNP 2034 Fixed-to-Fixed Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2034 Fixed-to-Fixed Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in Regulation (EU) No. 2017/565 as it forms part of the domestic law of the UK by virtue of the EUWA). Any person subsequently offering, selling or recommending the SNP 2034 Fixed-to-Fixed Rate Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the SNP 2034 Fixed-to-Fixed Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the SNP 2034 Fixed-to-Fixed Rate Notes or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.

EXHIBIT E

1.	The Final Term Sheets included in Exhibit D.

E-1